                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                -----------------


                                  F O R M 8 - K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                         of the Securities Exchange Act
                                     of 1934


Date of Report (Date of earliest event reported)            April 26, 1999
                                                -------------------------------

                        INTEGRATED SURGICAL SYSTEMS, INC.
               (Exact name of registrant as specified in charter)


          Delaware                     1-12471                 68-0232575
(State or other jurisdiction         (Commission              (IRS Employer
      of incorporation)              File Number)           Identification No.)


1850 Research Park, Davis, California                           95616-4884
(Address of principal executive offices)                        (Zip Code)



Registrant's telephone number, including area code          (530) 792-2600
                                                   -----------------------------


                                       N/A
         (Former name or former address, if changed since last report.)

Item 5.       Other Events


         On April 26, 1999, Ramesh C. Trivedi resigned as Chief Executive Officer, President and a Director of the Registrant.

         The Registrant is actively seeking a Chief Executive Officer.

         The Board of Directors has appointed a committee of James C. McGroddy, John N. Kapoor and Gerald D. Knudson to assist management until a full time chief executive officer is hired. In the interim, the Registrant has agreed in principle to engage Dr. Trivedi as a consultant to assist the Registrant in the transition period.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                INTEGRATED SURGICAL SYSTEMS,
                                                INC.


Dated:   April 28, 1999                         By:  /s/ Mark W. Winn
         Davis, California                           -----------------------
                                                     Mark W. Winn
                                                     Chief Financial Officer